UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAPOTHERM, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2259298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Domain Drive

Exeter, New Hampshire 03833

(603) 658-0011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Army

Chief Executive Officer

Vapotherm, Inc.

100 Domain Drive

Exeter, New Hampshire 03833

(603) 658-0011

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas J. Danielski, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2023

PRELIMINARY PROSPECTUS

VAPOTHERM, INC.

17,502,244 Shares of Common Stock

Pre-Funded Warrants to Purchase 4,402,508 Shares of Common Stock

Warrants to Purchase 21,904,752 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to (i) 17,502,244 shares of our common stock, par value $0.001 per share (the “Common Stock”), (ii) up to 4,402,508 shares of Common Stock upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) and (iii) up to 21,904,752 shares of Common Stock upon the exercise of warrants (the “Warrants”) by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities from time to time on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 15.

We are not offering any shares of our Common Stock for sale under this prospectus. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the Pre-Funded Warrants or the Warrants by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our Common Stock is quoted on the New York Stock Exchange under the symbol “VAPO.” On May 2, 2023, the last reported sale price of our Common Stock as reported on the New York Stock Exchange was $0.6301 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, “Vapotherm”, the “Company”, “we”, “us”, “our” and similar names refer to Vapotherm, Inc.

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, the documents incorporated by reference into this prospectus, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors.”

Overview

The Company is a global medical technology company primarily focused on the care of patients of all ages suffering from respiratory distress, whether associated with complex lung diseases such as chronic obstructive pulmonary disease, congestive heart failure, pneumonia, asthma and COVID-19 or other systemic conditions. The Company’s mission is to improve the lives of patients suffering from complex lung disease and other forms of respiratory distress while reducing the cost of their care through integrated device and digital solutions. The Company’s device solutions are focused on High Velocity Nasal Insufflation, which delivers non-invasive ventilatory support to patients by providing heated, humidified, oxygenated air at high velocities through a small-bore nasal interface, and on closed loop control systems such as our Oxygen Assist Module, designed to automatically maintain a patient’s pulse oxygen saturation levels within a specified range for a defined period of time. The Company’s digital solutions are focused on remote patient monitoring, using proprietary algorithms to predict impending respiratory episodes before they occur and coordinate timely intervention, obviating the need for costly hospital admissions and minimizing patient distress. Although the Company recently decided to exit its standalone remote patient monitoring business, the Company is using the underlying technology to develop digital capabilities for the Company’s device. While these device and digital solutions function independently, the Company believes leveraging the two together can create a unique healthcare ecosystem, focused on delivering high quality, efficient respiratory care in a variety of settings.

Corporate Information

We were originally incorporated in Maryland in 1999. In 2012, our current Chief Executive Officer and other current members of our management team joined the Company. Shortly thereafter, we relocated our corporate headquarters from Maryland to New Hampshire, and then in 2013 we reincorporated in Delaware. Our principal executive offices are located at 100 Domain Drive, Exeter, NH 03833. Our telephone number is (866) 410-9986. Our website address is www.vapotherm.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on the website is not incorporated by reference into this prospectus, and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk described below and discussed in “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

DESCRIPTION OF PRIVATE PLACEMENT OF

COMMON STOCK, PRE-FUNDED WARRANTS AND WARRANTS

On February 10, 2023, we completed a private placement financing transaction (the “Closing”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the selling stockholders named in this prospectus (the “Purchasers”), in which we issued (i) 17,502,244 shares (the “Shares”) of Common Stock, (ii) the Pre-Funded Warrants to purchase 4,402,508 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (iii) the Warrants to purchase up to 21,904,752 shares of Common Stock (the “Warrant Shares”). The Shares, Pre-Funded Warrants and Warrants (collectively, the “Securities”) were sold at a purchase price of $1.05 per unit, for aggregate gross cash proceeds of approximately $23 million, before deducting fees to the placement agent and other estimated offering expenses payable by us. The Purchasers of the Securities were the selling stockholders named in this prospectus.

Warrants and Pre-Funded Warrants

The material terms and provisions of the Warrants and the Pre-Funded Warrants to purchase shares of Common Stock are summarized below. This summary is subject to and qualified in its entirety by the form of warrant and the form of pre-funded warrant, which were filed with the SEC as an exhibit to the Company’s Form 8-K on February 8, 2023.

Exercisability. The holder may exercise the Warrants at any time or from time to time through February 10, 2028 and may exercise the Pre-Funded Warrants at any time or from time to time through February 10, 2053. As further described under “Selling Stockholders,” notwithstanding the foregoing, certain holders will be prohibited from exercising the Warrants or Pre-Funded Warrants into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage of the total number of shares of our Common Stock then issued and outstanding. The Warrants and Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Price. The exercise price upon exercise of each Warrant is $1.17 per share of Common Stock and the exercise price of each Pre-Funded Warrant is $0.99 per share of Common Stock, of which $0.989 per share was paid by the holder at the Closing. The exercise price of the Warrants and Pre-Funded Warrants are subject to appropriate adjustment in the event of stock dividends, subdivisions, stock splits, stock combinations, cash distributions, reclassifications, exchanges, combinations or substitutions affecting our Common Stock.

Payment of Exercise Price. The Warrant and Pre-Funded Warrant holders have the option to provide payment of the exercise price of the shares being acquired upon exercise of the warrants (i) by check, wire transfer of same day funds, or other form of payment acceptable to the Company, or (ii) by cashless exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the Warrant and Pre-Funded Warrant holders may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the warrants.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Warrant agreement and Pre-Funded Warrant agreement, the Warrants and Pre-Funded Warrants may be transferred.

Acquisitions. If, at any time while each Warrant or Pre-Funded Warrant is outstanding, there is an acquisition, which includes (i) the disposition of all or substantially all of the Company’s assets, (ii) a merger or consolidation in which the stockholders of the Company immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s outstanding voting power immediately after such merger, consolidation or reorganization, the sale of all or substantially all of the assets or voting securities of the Company, or other change of control transaction, or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power, then the holders shall receive upon exercise of the Warrants or Pre-Funded Warrants the kind and amount of securities, cash or other property which the holder would have been entitled to receive pursuant to such acquisition if such exercise had taken place immediately prior to such acquisition.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the Warrants and Pre-Funded Warrants or by virtue of a holder’s ownership of our Common Stock, the holders of the Warrants and Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments. The Warrants and Pre-Funded Warrants and any term thereof may only be amended or otherwise changed, waived, discharged or terminated in writing, signed by the party against which enforcement of such amendment or other change, waiver, discharge or termination is sought.

No Fractional Shares. No fractional shares shall be issued upon the exercise of the Warrants or Pre-Funded Warrants, and the number of Warrant Shares or Pre-Funded Warrant Shares to be issued shall be rounded down to the nearest whole share. If a fractional Warrant Share interest arises upon any exercise of the Warrant or Pre-Funded Warrant, the Company shall eliminate such fractional Warrant Share interest by paying the holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with the Warrant or Pre-Funded Warrant) of a full Warrant Share, less (ii) the then-effective exercise price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” and the negative of these terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2022 incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus, any prospectus supplement and the other documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

These risks and uncertainties include, among other things:

•

estimates regarding the annual total addressable market for our High Velocity Therapy systems and other products and services, future results of operations, including restructuring charges, financial position, capital requirements and our needs for additional financing;

•	commercial success and market acceptance of our High Velocity Therapy systems, our Oxygen Assist Module, our digital solutions, and any future products we may seek to commercialize;

•

our ability to enhance our High Velocity Therapy technology, our Oxygen Assist Module, and our digital solutions to expand our indications and to develop and commercialize additional products and services, which next-generation products typically have higher average sale prices;

•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;

•

our plan to successfully transition substantially all manufacturing operations from New Hampshire to Mexico, the anticipated favorable effect thereof on our gross margins and costs and risks in connection therewith and risks associated with operations in Mexico;

•

the success of our current “path to profitability” goals for 2023, our One Hospital One Day, or 1H1D, strategy, and our ability to return to historical disposable utilization or turn rates, increase our inventory turnover and reduce our inventory levels;

•	the impact of COVID-19 and labor and hospital staffing shortages on our business and operating results;

•

our ability to accurately forecast customer demand for our products, adjust our production capacity if necessary and manage our inventory, particularly in light of COVID-19, current global supply chain disruptions, the effect of inflation, rising interest rates and other recessionary indicators;

•

our ability to manage and maintain our direct sales and marketing organizations in the United States, the United Kingdom, Germany, Belgium and Spain and any other jurisdictions in which we elect to pursue a direct sales model, and to market and sell our High Velocity Therapy systems globally and to market and sell our Oxygen Assist Module in the United States and throughout the world;

•	our ability to hire and retain our senior management and other highly qualified personnel;

•	our ability to comply with the terms and covenants of our amended credit facility;

•	our need for additional financing in the future despite our recent private placement;

•

the volatility of the trading price of our common stock and our ability to maintain our listing on the New York Stock Exchange (the “NYSE”), including regaining compliance with the continued listing standards set forth in 802.01B of the NYSE Listed Company Manual;

•

our ability to commercialize or obtain regulatory approvals for our products, the timing or likelihood of regulatory filings and approvals, or the effect of delays in commercializing or obtaining regulatory approvals;

•

U.S. Food and Drug Administration or other United States or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the United States and international markets;

•

our ability to establish, maintain, and use our intellectual property to protect our High Velocity Therapy technology, Oxygen Assist Module, and digital solutions, and to prevent infringement of our intellectual property and avoid third party infringement claims; and

•	our expectations about market trends and their anticipated effect on our business and operating results.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the Common Stock pursuant to this prospectus. However, in the case of the Warrants or Pre-Funded Warrants issued to the selling stockholders pursuant to the Purchase Agreement, upon any exercise of the Warrants or Pre-Funded Warrants for cash, the selling stockholders would pay us an exercise price of $1.17 per share and $0.001 per share of Common Stock, respectively, subject to any adjustment pursuant to the terms of the Warrants and Pre-Funded Warrants. Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, possible acquisitions, in-license or other investment in products, technologies or businesses that are complementary to our business.

SELLING STOCKHOLDERS

Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of our Common Stock and the shares underlying the Warrants and Pre-Funded Warrants and to keep such registration statement effective with respect to each selling stockholder until the date on which all of the shares of our Common Stock registered for resale under the registration statement have been disposed of in accordance with such registration statement, disposed of pursuant to Rule 144 under the Securities Act, or can be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144). The shares issuable upon exercise of the Warrants will become eligible for sale by the selling stockholders under this prospectus only when the Warrants or Pre-Funded Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Warrants or Pre-Funded Warrants.

We are registering the resale of the above-referenced shares to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of Common Stock that may be issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of Common Stock issuable upon exercise of the Warrants and Pre-Funded Warrants issued to the selling stockholders. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of our Common Stock and the shares underlying the Warrants and Pre-Funded Warrants issued to the selling stockholders pursuant to the Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares of our Common Stock covered hereby may be offered from time to time by the selling stockholders.

The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholders. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

The following table sets forth the name of each selling stockholder, the number and percentage of our Common Stock beneficially owned by the selling stockholders as of February 15, 2023, the number of shares of our Common Stock that may be offered under this prospectus, and the number and percentage of our Common Stock beneficially owned by the selling stockholders assuming all of the shares of our Common Stock registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our Common Stock in the column “Number of Shares Offered” represents all of the shares of our Common Stock that a selling stockholder may offer and sell from time to time under this prospectus. The number of shares of Common Stock into which the Warrants and Pre-Funded Warrants beneficially held by each selling stockholder are exercisable are limited pursuant to the terms of the Warrants and Pre-Funded Warrants to a number of shares of Common Stock which would result in such selling stockholder having aggregate individual beneficial ownership of the total issued and outstanding shares of Common Stock over specified percentage thresholds (collectively, referred to as the “Beneficial Ownership Limitation”).

Name and Address	Prior to Offering Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		After Offering Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Alyeska Master Fund, L.P. 77 W. Wacker, Suite 700 Chicago, IL 60601	952,380	(1)	2.06%	952,380	(1)	—	—
Armistice Capital Master Fund Ltd. 510 Madison Avenue, 7th Floor New York, NY 10022	4,597,227	(2)	9.99%	14,285,714	(3)	—	—
Entities Affiliated with Elizabeth H. Weatherman 3377 N. Ocean Blvd Delray Beach, FL 33483	1,200,003	(4)	2.6%	952,380	(5)	247,623	*
Broadfin Holdings, LLC 200 Broadhollow Road, Suite 207 Melville, NY 11747	571,428	(6)	1.24%	571,428	(6)	—	—
Crow’s Nest Holdings Master Fund LP 5820 Patterson Ave, Ste 202 Richmond, VA 23226	4,597,227	(7)	9.99%	5,714,284	(8)	1,630,876	2.25%
Dorota McKay 53 Roberts Pond Rd Lyman, ME 04002	38,094	(9)	*	38,094	(9)	—	—
Griffin Rotman 261 Palmetto Ln West Palm Beach, FL 33405	57,142	(10)	*	57,142	(10)	—	—
James Liken 5 Deer Spring Lane Pittsburgh, PA 15238	714,285	(11)	*	476,190	(11)	238,095	*
Entities Affiliated with John Landry 10 Days Landing Biddleford, ME 04005	469,770	(12)	*	142,856	(12)	326,914	*
Entities Associated with Joseph Army 1314 Ocean Blvd Rye, NH 03970	2,404,266	(13)	5.20%	952,380	(14)	1,151,346	2.00%
Lance Berry 4730 Gwynne Rd Memphis, TN 38117	190,476	(15)	*	190,476	(15)	—	—
Integrated Core Strategies (US) LLC 399 Park Avenuea New York, NY 10022	3,984,799	(16)	8.63%	2,333,332	(17)	1,651,467	2.28%
Entities Affiliated with Parian Global Master Fund LP PO Box 2613 Telluride, CO 81435	4,614,672	(18)	9.99%	9,523,804	(19)	1,367,620	1.89%

Name and Address	Prior to Offering Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		After Offering Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities Associated with Guines LLC 767 Third Avenue, 29th Floor New York, NY 10017	5,180,495	(20)	11.21%	4,761,904	(21)	418,951	*
Hudson View Capital LLC 250 West 55th Street, 35th Floor New York, NY 10019	2,519,046	(22)	5.45%	1,619,046	(23)	900,000	1.24%
Matthew Barkoff 7 Coulee Drive Westport, CT 06880	780,952	(24)	1.69%	380,952	(25)	400,000	*
Sunjay Mishra 30 Riverside Blvd, Apt 31d New York, NY 10069	580,952	(26)	1.28%	380,952	(27)	200,000	*
Taylor Frigon Core Growth Fund 18835 N Thompson Park Parkway, Suite C 215 Scottsdale, AZ 85255	632,971	(28)	1.37%	476,190	(29)	156,781	*

Based on 46,192,914 shares of common stock outstanding as of February 15, 2023.

*	Represents less than 1%.

(1)	Includes (i) 476,190 shares of Common Stock held directly by Alyeska Master Fund, L.P. (the “Alyeska Fund”) and (ii) 476,190 shares of Common Stock issuable upon exercise of the Warrants.
(2)

Includes (i) 4,550,736 shares of Common Stock held directly by Armistice Capital Master Fund Ltd. and (ii) 46,491 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. Excludes (i) 7,142,857 shares of Common Stock issuable upon exercise of the Warrants and (ii) 2,545,630 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, which are not exercisable within 60 days of February 15, 2023 by virtue of the beneficial ownership limitations described below. The shares of Common Stock, Warrants, and Pre-funded Warrants listed above are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund, and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Accordingly, notwithstanding the number of shares of Common Stock listed above as being beneficially owned by the Master Fund, Armistice and Mr. Boyd, each of the Master Fund, Armistice and Mr. Boyd further disclaim beneficial ownership of the shares of common stock issuable upon exercise of all of the Warrants and Pre-Funded Warrants to the extent the number of shares of Common Stock beneficially owned by each of the Master Fund, Armistice and Mr. Boyd and any other person or entities with which their respective beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act would exceed 9.99% of the total number of shares of Common Stock outstanding. The number of shares of Common Stock into which the Pre-Funded Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of Common Stock (the “Armistice 9.99% Blocker”). The number of shares set forth in the above table do not reflect the application of this limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Includes (i) 4,550,736 shares of Common Stock, (ii) 7,142,857 shares of Common Stock issuable upon exercise of the Warrants and (iii) 2,592,121 shares of Common Stock issuable upon exercise of the

Pre-Funded Warrants. Neither the Armistice 4.99% Blocker nor the Armistice 9.99% Blocker was taken into consideration for purposes of the number of shares offered in the offering.
(4)

Includes (i) 71,441 shares of Common Stock held by Elizabeth Weatherman, (ii) 652,372 shares of Common Stock held by The Elizabeth Weatherman Revocable Trust dtd 2/9/2011 (the “Weatherman Trust”) and (iii) 476,190 shares of Common Stock issuable upon exercise of the Warrants held by the Weatherman Trust. Elizabeth Weatherman is a member of the Board of Directors of the Company.

(5)	Includes (i) 476,190 shares of Common Stock and (ii) 476,190 shares of Common Stock issuable upon exercise of the Warrants.
(6)	Includes (i) 571,428 shares of Common Stock and (ii) 571,428 shares of Common Stock issuable upon exercise of the Warrants.
(7)

Includes (i) 4,488,018 shares of Common Stock held directly by Crows Nest Holdings Master Fund LP (the “Crows Nest Fund”) and (ii) 109,209 shares of Common Stock issuable upon exercise of the warrants. Excludes (i) 2,747,933 shares of Common Stock issuable upon exercise of the Warrants. The number of shares of Common Stock into which the Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of Common Stock (the “Crow’s Nest 9.99% Blocker”).

(8)

Includes (i) 1,630,087 shares of Common Stock held directly by the Crows Nest Fund. The Crow’s Nest 9.99% Blocker was not taken into consideration for purposes of the number of shares offered in the offering.

(9)

Includes (i) 19,047 shares of Common Stock held directly by Dorota McKay and (ii) 19,047 shares of Common Stock issuable upon exercise of the Warrants. Dorota McKay is the Controller and Chief Accounting Officer of the Company.

(10)	Includes (i) 28,751 shares of Common Stock held directly by Griffin Rotman and (ii) 28,751 shares of Common Stock issuable upon exercise of the Warrants.
(11)

Includes (i) 485,473 shares of Common Stock held directly by James Liken and (ii) 238,095 shares of Common Stock issuable upon exercise of the Warrants. James Liken is a member of the Board of Directors of the Company.

(12)

Includes (i) 343,297 shares of Common Stock held directly by John Landry, (ii) 33,333 shares of Common Stock issuable upon exercise of the Warrants held directly by John Landry, (iii) 55,045 shares of Common Stock held by the John Landry’s Roth IRA Account (“Landry Roth IRA”) and (iv) 38,095 shares of Common Stock issuable upon exercise of the Warrants held by Landry Roth IRA. John Landry is the Senior Vice President and Chief Financial Officer of the Company.

(13)

Includes (i) 476,190 shares of Common Stock held directly by Joseph Army, (ii) 325,000 shares of Common Stock held by the Kimberly D. Army Revocable Trust, (iii) 500 shares held by Kimberly Army and (iv) 476,190 shares of Common Stock issuable upon exercise of the Warrants. Joseph Army is the President, Chief Executive Officer and a member of the Board of Directors of the Company.

(14)	Includes (i) 476,190 shares of Common Stock held directly by Joseph Army, and (ii) 476,190 shares of Common Stock issuable upon exercise of the Warrants.
(15)

Includes (i) 95,238 shares of Common Stock held directly by Lance Berry and (ii) 95,238 shares of Common Stock issuable upon exercise of the Warrants. Lance Berry is a member of the Board of Directors of the Company.

(16)

Includes (i) 2,768,773 shares of Common Stock and 1,166,666 shares of Common Stock issuable upon exercise of the Warrants held directly by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), (ii) 27,681 shares of Common Stock held by ICS Opportunities, Ltd. and (iii) 21,679 shares of Common Stock held directly by Integrated Assets II LLC. ICS Opportunities, Ltd. and Integrated Assets II LLC are affiliates of Integrated Core Strategies (US) LLC. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel Englander and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The number of shares of

Common Stock into which the Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of Common Stock (the “Integrated Core Strategies 9.99% Blocker”). The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(17)

Includes (i) 1,166,666 shares of Common Stock held directly by Integrated Core Strategies and (ii) 1,166,666 shares of Common Stock issuable upon exercise of the Warrants. The Integrated Core Strategies 9.99% Blocker was not taken into consideration for purposes of the number of shares offered in the offering.

(18)

Includes (i) 3,842,152 shares held directly by Parian Global Special Opportunity Fund I LP (“Parian Special Opportunity Fund”) , (ii) 476,983 shares of Common Stock held directly by Parian Global Master Fund LP, (“Parian Master Fund”) and (iii) 295,537. shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by Parian Special Opportunity Fund. Excludes (i) 1,379,071 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by Parian Special Opportunity Fund, (ii) 1,514,850 shares of Common Stock issuable upon exercise of the Warrants held by Parian Special Opportunity Fund, (iii) 135,779 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by Parian Master Fund, and (iv) 357,142 shares of Common Stock issuable upon exercise of the Warrants held by Parian Master Fund, which are not exercisable within 60 days of February 15, 2023 by virtue of the beneficial ownership limitations described below.The number of shares of Common Stock into which the Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total issued and outstanding shares of Common Stock (the “Parian 4.99% Blocker”). The number of shares of Common Stock into which the Pre-Funded Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of Common Stock (the “Parian 9.99% Blocker”).

(19)

Includes 2,730,152 shares of Common Stock held directly by Parian Special Opportunity Fund, (ii) 4,404,760 shares of Common Stock issuable upon exercise of the Warrants by Parian Special Opportunity Fund, (iii) 1,674,608 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants by Parian Special Opportunity Fund, (iv) 221,363 shares of Common Stock held directly by Parian Global Master Fund, (v) 357,142 shares of Common Stock issuable upon exercise of the Warrants by Parian Master Fund, and (vi) 135,779 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants by Parian Master Fund. Neither the Parian 4.99% Blocker nor the Parian 9.99% Blocker was taken into consideration for purposes of the number of shares offered in the offering.

(20)

Includes (i) 2,380,952 shares of Common Stock held directly by Guines LLC, (ii) 418,591 shares of Common Stock held directly by Roystone Capital Master Fund Ltd., the investment manager to Guines LLC and (iii) 2,380,952 shares of Common Stock issuable upon exercise of the Warrants.

(21)	Includes (i) 2,380,952 shares of Common Stock held directly by Guines LLC and (ii) 2,380,952 shares of Common Stock issuable upon exercise of the Warrants.
(22)	Includes (i) 1,709,523 shares of Common Stock held directly by Hudson View Capital LLC and (ii) 809,523 shares of Common Stock issuable upon exercise of the Warrants.
(23)	Includes (i) 809,523 shares of Common Stock held directly by Hudson View Capital LLC and (ii) 809,523 shares of Common Stock issuable upon exercise of the Warrants.
(24)	Includes (i) 590,476 shares of Common Stock held directly by Matthew Barkoff and (ii) 190,476 shares of Common Stock issuable upon exercise of the Warrants.
(25)	Includes (i) 190,476 shares of Common Stock held directly by Matthew Barkoff and (ii) 190,476 shares of Common Stock issuable upon exercise of the Warrants.
(26)	Includes (i) 590,476 shares of Common Stock held directly by Sunjay Mishra and (ii) 190,476 shares of Common Stock issuable upon exercise of the Warrants.
(27)	Includes (i) 190,476 shares of Common Stock held directly by Sunjay Mishra and (ii) 190,476 shares of Common Stock issuable upon exercise of the Warrants.

(28)	Includes (i) 394,876 shares of Common Stock held directly by Taylor Frigon Core Growth Fund and (ii) 238,095 shares of Common Stock issuable upon exercise of the Warrants.
(29)	Includes (i) 238,095 shares of Common Stock held directly by Taylor Frigon Core Growth Fund and (ii) 238,095 shares of Common Stock issuable upon exercise of the Warrants.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock previously issued and the shares of Common Stock issuable upon exercise of the Warrants or Pre-Funded Warrants or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our Common Stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants or Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Warrants or Pre-Funded Warrants.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, SEC filing fees. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Common Stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of Common Stock offered by this prospectus.

We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, are required to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Such annual, quarterly and current reports, proxy and information statements and other information can be reviewed by accessing the SEC’s website at www.sec.gov. This information is also available on the investor relations section of our website, which is located at www.vapotherm.com. Information on, or accessible through, our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents and information:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 23, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 3, 2023;

•	the information in our Definitive Proxy Statement filed on May 1, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February 8, 2023, February  14, 2023, February  16, 2023 and March 17, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 9, 2018, and as set forth by the description of our common stock set forth in Exhibit 4.9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 24, 2022, including any other amendment or report filed with the SEC for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833; Attention: Investor Relations. These documents are also available on the Investor Relations section of our website, which is located at http://investors.vapotherm.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our websites.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$4,229.65
Legal fees and expenses	$200,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous fees and expenses	$20,000.00
Total	$249,229.65

Item 15.	Indemnification of Officers and Directors.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our by-laws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our by-laws also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our Company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. Also see “Undertakings.”

Item 16.	Exhibits.

Exhibit Number	Description of Document

3.1	Tenth Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Current Report Form 8-K filed on November 20, 2018 (File No. 001-38740) and incorporated herein by reference)

3.2	Second Amended and Restated Bylaws of Vapotherm, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 14, 2023 (File No. 001-38740) and incorporated herein by reference).

3.3	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Vapotherm, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 24, 2020 (File No. 001-38740) and incorporated herein by reference)

4.1	Form of Certificate of Common Stock of Vapotherm, Inc. (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on November 5, 2018 (File No. 333-227897) and incorporated herein by reference)

4.2	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Form 8-K filed on February 8, 2023 and incorporated herein by reference)

4.3	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 of the Company’s Form 8-K filed on February 8, 2023 and incorporated herein by reference).

10.1	Form of Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 8, 2023 and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP (previously filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed on March 7, 2023 (File No. 333-270331) and incorporated herein by reference)

23.1	Consent of Grant Thornton, LLP (filed herewith)

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 filed on March 7, 2023 (File No. 333-270331)

107	Filing Fee Table (previously filed as Exhibit 107 to the Company’s Registration Statement on Form S-3 filed on March 7, 2023 (File No. 333-270331) and incorporated herein by reference)

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, State of New Hampshire, on May 3, 2023.

Vapotherm, Inc.

By:	/s/ Joseph Army
Joseph Army
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

/s/ Joseph Army Joseph Army	President, Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2023

/s/ John Landry John Landry	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 3, 2023

/s/ Dorota McKay Dorota McKay	Controller and Chief Accounting Officer (Principal Accounting Officer)	May 3, 2023

* Anthony Arnerich	Director	May 3, 2023

* Lance Berry	Director	May 3, 2023

* Lori Knowles	Director	May 3, 2023

* James Liken	Director	May 3, 2023

* Mary Beth Moynihan	Director	May 3, 2023

* Donald Spence	Director	May 3, 2023

* Elizabeth Weatherman	Director	May 3, 2023

*By:	John Landry
Attorney-in-Fact